UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Stratus Properties Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300 Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market
Series D Participating Cumulative Preferred Stock Purchase Rights	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2021, the Board of Directors (the “Board”) of Stratus Properties Inc. (“Stratus”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved an increase in the size of the Board from six directors to seven directors and appointed Kate B. Henriksen to serve as a Class III director of the Board, effective immediately. Ms. Henriksen was also appointed as a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. As a Class III director, Ms. Henriksen will serve until Stratus’ 2022 annual meeting of stockholders and until her successor is duly elected and qualified.

The Board determined that Ms. Henriksen is independent pursuant to the director independence standards established under the NASDAQ Stock Market listing rules and Stratus’ Corporate Governance Guidelines, and that she meets the additional requirements for service on Stratus’ Compensation Committee. The Board now consists of seven directors, six of whom are independent. There is no arrangement or understanding between Ms. Henriksen and any other person pursuant to which Ms. Henriksen was selected as a director. There are no transactions involving Stratus and Ms. Henriksen that Stratus would be required to report under Item 404(a) of Regulation S-K.

Ms. Henriksen will receive compensation for her Board and committee service in accordance with Stratus’ standard compensation arrangements for non-employee directors, which are described in Stratus’ definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 3, 2020 under the heading “Director Compensation.” With respect to the equity-based component of Stratus’ non-employee director compensation arrangements, on January 26, 2021, Stratus approved a grant of restricted stock units to Ms. Henriksen with a pro-rated target grant date value of $27,000, with the number of restricted stock units determined based on the closing stock price of Stratus’ common stock on January 26, 2021. The restricted stock units will vest ratably over four years beginning on September 1, 2021.

Stratus’ current Class II directors, with terms expiring at the 2021 annual meeting of stockholders and until their successors are elected and qualified, are Neville L. Rhone, Jr. and James C. Leslie. Stratus’ current Class III directors, with terms expiring at the 2022 annual meeting of stockholders and until their successors are elected and qualified, are Kate B. Henriksen, Charles W. Porter and William H. Armstrong III. Stratus’ current Class I directors, with terms expiring at the 2023 annual meeting of stockholders and until their successors are elected and qualified, are James E. Joseph and Michael D. Madden.

Item 8.01. Other Events.

Stratus issued a press release dated January 27, 2021 announcing the appointment of Kate B. Henriksen to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release dated January 27, 2021, titled “Stratus Properties Inc. Announces Appointment of Kate B. Henriksen to its Board of Directors.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer
(authorized signatory and Principal Financial Officer)

Date: January 27, 2021